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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

Contact: Herbert S. Yates
Senior Vice President - Finance
(713) 749-5680

Houston, TX., June 13, 1997 ... Camco International Inc. (NYSE: CAM) announced that its acquisition of Production Operators Corp (NASDAQ: PROP) was completed today following the approval of the stockholders of each company at special meetings held today.

Camco International Inc. is a worldwide oilfield equipment and service company providing specialized products and services in drilling, well completion, production and well services for the oil and gas industry. Camco's trade names include Camco Coiled Tubing Services, Camco Products, Camco Wireline, Hycalog, Lasalle Engineering, Lawrence Technology, Production Operators, Reda, Reed Tool and Site Oil Tools.